Exhibit 10.29
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
THIS AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) is made and entered into as of September 22, 2023 by and among THE TORO COMPANY, a Delaware corporation (the “Borrower”), each of the Lenders (as defined in the Credit Agreement) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders from time to time party thereto have entered into that certain Term Loan Credit Agreement dated as of April 27, 2022 (as amended hereby and as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement); and
WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein, and the Lenders party hereto have agreed to such amendments subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
1.    Amendments to Credit Agreement. Subject to the terms and conditions set forth herein:
(a)    the definition of “Consolidated EBIT” contained in Section 1.01 of the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth below:
““Consolidated EBIT” means, for any period, for Toro and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges for such period, (b) the provision for Federal, state, local and foreign income taxes payable by Toro and its Subsidiaries for such period, (c) one-time, non-recurring cash fees and expenses, not to exceed $50,000,000 in the aggregate, related to (i) restructurings or (ii) cost savings, restructuring, severance, integration, or consolidation related to an Acquisition, and to include without limitation advisory, legal, financing, and consulting fees related to an Acquisition, incurred in anticipation of, in connection with or as a result of such Acquisition, and (d) non-cash charges (including any non-cash charges related to impairment or equity compensation) for such period.”; and
(b)    the definition of “Sanction(s)” contained in Section 1.01 of the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth below:
““Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.”
2.    Effectiveness; Conditions Precedent. This Amendment, and the amendments to the Credit Agreement provided in Section 1 hereof, shall become effective on the first Business Day on which the following conditions are satisfied or waived (such date, the “Effective Date”):

(a)    The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and the Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto unless waived by the Administrative Agent.
(b)    All fees and expenses payable to the Administrative Agent (including the fees, charges and disbursements of counsel (directly to such counsel if requested by the Administrative Agent) to the Administrative Agent (to the extent due and payable under Section 10.04 of the Credit Agreement) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof shall have been paid in full (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
3.    Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, as follows:
(a)    No Default or Event of Default exists as of the date hereof or will result from the amendments contemplated hereby;
(b)    the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in each other Loan Document and other document furnished at any time under or in connection therewith, are true and correct in all material respects on and as of the date hereof, except (w) if a qualifier relating to materiality, Material Adverse Effect or other similar concept applies, such representation or warranty is true and correct in all respects, (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (y) for purposes of this Section 3, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and excluding the representation and warranty set forth in Section 5.21 of the Credit Agreement;
(c)    it has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment;
(d)    the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries except to the extent that such conflict, breach, contravention, Lien or violation could not reasonably be expected to have a Material Adverse Effect or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law; and
(e)    this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.
4.    Entire Agreement. This Amendment, together with all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations,
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warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
5.    Full Force and Effect of Credit Agreement. Except as hereby specifically amended, waived, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its terms.
6.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.
7.    Enforceability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.    References; Interpretation. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement, and shall constitute a “Loan Document” under and as defined in the Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
10.    No Novation; Reaffirmation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder. The Borrower hereby (a) affirms and confirms each of the Loan Documents to which it is a party and its Obligations thereunder, and (b) agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document shall continue to be in full force and effect.
11.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
[Remainder of page is intentionally left blank; signature pages follow.]
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IN WITNESS WHEREOF, the parties have duly executed this Amendment on the day and year first written above.
THE TORO COMPANY

By: /s/ Angela C. Drake
Name: Angela C. Drake
Title: Vice President, Chief Financial Officer

By: /s/ Julie A. Kerekes
Name: Julie A. Kerekes
Title: Treasurer and Senior Managing Director, Global Tax & Investor Relations

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

BANK OF AMERICA, N.A., as a Lender
By: /s/ A. Quinn Richardson
Name: A. Quinn Richardson
Title: Senior Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Steven Chen
Name: Steven Chen
Title: Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Tyrone Parker
Name: Tyrone Parker
Title: Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

BMO HARRIS BANK N.A., as a Lender

By: /s/ Corey Noland
Name: Corey Noland
Title: Director

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Ana Gaytan
Name: Ana Gaytan
Title: Assistant Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

JPMORGAN CHASE BANK, N.A. , as a Lender

By: /s/ Gregory T. Martin
Name: Gregory T. Martin
Title: Executive Director

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page

TRUIST BANK, as a Lender

By: /s/ Jason Hembree
Name: Jason Hembree
Title: Vice President

The Toro Company
AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT
Signature Page